UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

BIOVAIL CORPORATION

(Exact name of registrant as specified in its charter)

Canada	001-14956	Not Applicable
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

7150 Mississauga Road Mississauga, Ontario Canada	L5N 8M5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 286-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07             Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the shareholders at the 2010 annual meeting of shareholders of Biovail Corporation (the “Company”) held on May 18, 2010:

1.             The election of 12 directors to serve until the close of the 2011 annual meeting of shareholders or until their successors are duly elected and qualified.

2.             The re-appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010, and the authorization of the Board of Directors to fix the auditors’ remuneration.

For more information about the foregoing proposals, please see the Company’s proxy circular and proxy statement filed with the Securities and Exchange Commission on April 21, 2010, the relevant portions of which are incorporated herein by reference.  The results of each matter voted upon are as follows:

Board of Director Election Results

DIRECTOR NOMINEES	NUMBER OF VOTES IN FAVOR	NUMBER OF VOTES WITHHELD	PERCENTAGE OF VOTES IN FAVOR	PERCENTAGE OF VOTES WITHHELD

Dr. Douglas J.P. Squires	105,205,580	1,863,701	98.26%	1.74%

Mr. J. Spencer Lanthier	105,260,487	1,808,794	98.31%	1.69%

Mr. Serge Gouin	106,229,592	839,689	99.22%	0.78%

Mr. David H. Laidley	100,487,737	6,581,544	93.85%	6.15%

Mr. Mark Parrish	106,259,998	809,283	99.24%	0.76%

Dr. Laurence E. Paul	106,312,466	756,815	99.29%	0.71%

Mr. Robert N. Power	106,550,851	518,430	99.52%	0.48%

Mr. Frank Potter	105,833,655	1,235,626	98.85%	1.15%

Mr. Lloyd M. Segal	106,417,147	652,134	99.39%	0.61%

Sir Louis R. Tull	106,394,367	674,914	99.37%	0.63%

Mr. Michael R. Van Every	106,418,916	650,365	99.39%	0.61%

Mr. William Wells	106,430,714	638,567	99.40%	0.60%

Re-appointment of Ernst & Young LLP as the Company’s independent auditors

The Chairman declared, upon a vote by a show of hands, that the shareholders approved the re-appointment of Ernst & Young LLP to serve as independent auditors for the 2010 fiscal year, and authorized the Board of Directors of the Company to fix the remuneration of the independent auditors for that period.  The Company received proxies representing 114,629,418 shares (99.76%) indicating that such shares should be voted in favor of the proposal and proxies representing 278,434 shares (0.24%) indicating that such shares should be withheld.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVAIL CORPORATION,

By:	/s/ Jennifer Tindale
	Name:	Jennifer Tindale
	Title:	Vice President, Associate General Counsel and Corporate Secretary

Date: May 19, 2010